AMENDMENT NO. 1 TO INTERIM PRESIDENT AND CEO EMPLOYMENT LETTER AGREEMENT

This Amendment No. 1 (“Amendment 1”) to that certain Interim President and CEO Employment Letter Agreement dated March 23, 2020, and effective March 25, 2020 (the “Existing Agreement”), is, effective as of the date approved by the Board of Directors, May 1 , 2020 (the “Effective Date”), entered into between Jeffery Gardner (the “Executive”) and CalAmp Corp. (“CalAmp” or the “Company”). CalAmp, together with Executive, the “Parties,” and each, a “Party.”

I.	WHEREAS, the Parties hereto desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein; and
II.	WHEREAS, pursuant to Section 8 of the Existing Agreement, the amendments contemplated by the Parties must be contained in a written agreement signed by each Party.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Definitions. Capitalized terms used and not defined in this Amendment 1 have the respective meanings assigned to them in the Existing Agreement.

2.Amendments to the Existing Agreement. As of the Effective Date, the Existing Agreement is hereby amended or modified as follows:

(a)Section 3.2 of the Existing Agreement is hereby amended in its entirety to read as follows:

3.2Equity Award. In consideration of the Executive entering into this Agreement, during the Interim Term, the Company will grant the following equity awards to the Executive pursuant to the Company’s 2004 Incentive Stock Plan (the “Plan”): 9,000 shares of restricted stock, which shall vest in equal monthly increments of 3,000 shares of restricted stock over the 3 months from the Effective Date, subject to Executive’s continued service with the Company. If either the Executive is named as Successor CEO, or another individual is so named, any unvested restricted stock shares would be canceled as of the date of such appointment.

(b)Section 3.3 of the Existing Agreement is hereby amended in its entirety to read as follows:

3.3Bonus Opportunity. Executive will be eligible to earn a cash bonus of, and capped at 100% of Executive’s salary for a 6-month period, based upon achievement of the targets set forth on Exhibit A as approved by the Company’s Board of Directors (for the 6- month period ended August 31, 2020, which bonus shall be payable shortly after the end of August,

2020, and shall be subject to Executive’s continued service with the Company through the end of August 2020.

3.Limited Effect. Except as expressly provided in this Amendment 1, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein.” or words of like import, and each reference to the Existing Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment 1.

4.Miscellaneous.

(a)This Amendment 1 is governed by, and construed in accordance with, the laws of the State of California, without regard to the conflict of laws provisions of such State.

(b)This Amendment 1 may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically shall be effective as delivery of an original executed counterpart of this Amendment 1.

(c)This Amendment 1 constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

Signature Page

AMENDMENT NO. 1 TO INTERIM PRESIDENT AND CEO EMPLOYMENT LETTER AGREEMENT

CALAMP CORP.:
By:	/s/ Bert Moyer	By:	/s/ Amal Johnson
	A.J. Moyer		Amal Johnson

	Chairman of the Board		Chairwoman of the Compensation Committee

Dated:	May 3, 2020	Dated:	May 1, 2020

ACKNOWLEDGED AND AGREED:
		By:	/s/ Jeffery Gardner
Jeffery R. Gardner

		Dated:	May 3, 2020

Exhibit A

Financial targets for the 6-month period ended August 31, 2020:

Target AOP Metric	Percentage of Bonus Opportunity
Revenue:	40%
Adjusted EBITDA:	40%
MBOs:	20%
100%

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